CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-18692) pertaining to the Golden Comprehensive Security Program(the
Plan) of our report dated May 3, 2000, with respect to the financial statements of the Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1999.

Ernst & Young LLP

Milwaukee, Wisconsin
June 26, 2000